UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): February 18, 2009
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Certain Officers
     On February 18, 2009, Repros Therapeutics, Inc. (the “Company”) appointed Paul Lammers, MD, MSc, age 51, as its President. Joseph Podolski will remain the Company’s Chief Executive Officer and a director. Dr. Lammers has broad executive, commercial, clinical and regulatory experience in the pharmaceutical and biotech industry with substantial expertise in reproductive health. Prior to joining the Company, Dr. Lammers was Chief Medical Officer and member of the senior management team of EMD Serono, Inc. in Rockland, MA, a division of Merck KGaA. Prior to the acquisition by Merck KGaA, Dr. Lammers was the Chief Medical Officer of Serono Inc. in Rockland, MA since 2002.
     In connection with his appointment as President, the Company entered into an Employment Agreement (the “Agreement”) with Dr. Lammers on February 18, 2009. Pursuant to the terms of the Agreement, Dr. Lammers is entitled to an annual base salary of $370,000. In addition, pursuant to the Agreement, the Company’s Board of Directors issued Dr. Lammers an incentive stock option to purchase 300,000 shares of the Company’s Common Stock under the Company’s Stock Option Plan, at an exercise price of $8.80 per share, the closing price of the Company’s Common Stock on February 18, 2009, the date of grant. The option shares vest at a rate of 1/72nd of the total granted for each month of Dr. Lammers’ employment, provided that all shares vest upon a Change of Control. Additionally, if the Company terminates Dr. Lammers’ employment for any reason other than Cause, or if Dr. Lammers terminates his employment for Good Reason, Dr. Lammers will be entitled to receive his base salary and benefits as set forth in the Agreement for a period of twelve months.
     The terms “Change of Control”, “Cause”, “Good Reason” and “Disability” are defined in the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement.
     On February 23, 2009, the Company issued a press release announcing Dr. Lammers appointment to the position of President, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(e) Compensatory Arrangements of Certain Officers
     On February 18, 2009, based on the recommendation of the Company’s Compensation Committee of the Board of Directors, the Board of Directors approved the grant of an option to purchase the Company’s Common Stock to each of Joseph Podolski and Louis Ploth for 50,000 shares and 20,000 shares, respectively. The options have an exercise price per share of $8.80, the closing price per share of the Company’s Common Stock on February 18, 2009, the date of grant. The options vest and become exercisable at a rate of 1/12th per quarter for a period of three years.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement dated February 18, 2009, between the Company and Paul Lammers, MD, MSc.

99.1	Press Release dated February 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: February 24, 2009.	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement dated February 18, 2009, between the Company and Paul Lammers, MD, MSc.

99.1	Press Release dated February 23, 2009.